Exhibit 10.4

EXTERRAN PARTNERS, L.P.
LONG-TERM INCENTIVE PLAN

FIRST AMENDMENT TO AWARD NOTICE AND AGREEMENT

FOR PHANTOM UNITS WITH DERS

THIS FIRST AMENDMENT TO AWARD NOTICE AND AGREEMENT FOR PHANTOM UNITS WITH DERS (the “Amendment”) is entered into by Exterran GP LLC (the “Company”), as general partner of Exterran General Partner, L.P., the general partner of Exterran Partners, L.P. (the “Partnership”), for the benefit of the Participant (as such term is defined below). Capitalized terms used but not defined herein shall have their respective meanings set forth in the Plan (as defined below).

WITNESSETH:

WHEREAS, the Company administers the Exterran Partners, L.P. Long-Term Incentive Plan (as amended, the “Plan”);

WHEREAS, on each of [•] and [•], the Company, on behalf of the Partnership, awarded to [•] (the “Participant”) Phantom Units with a tandem grant of a Distribution Equivalent Right (“DER”) with respect to each Phantom Unit, pursuant to the terms of the Plan and an Award Notice and Agreement for Phantom Units with DERs (each, an “Award Notice”); and

WHEREAS, each Award Notice currently provides that the Company will establish a non-interest bearing DER bookkeeping account for the Participant, which shall be credited with an amount equal to any cash distributions made by the Partnership on a Common Unit during the period the Phantom Unit is outstanding, the payment of which shall be subject to the vesting and payment of the underlying Phantom Unit (the “DER Restriction”); and

WHEREAS, Section 7(b) of the Plan provides that the terms of an Award may be amended without the consent of the Participant, provided that such amendment does not materially reduce the benefit to the Participant; and

WHEREAS, the Company desires to amend each Award Notice covering an award of Phantom Units that is outstanding as of May 1, 2014 to (i) delete the language regarding the DER Restriction and (ii) provide that each DER granted in tandem with a Phantom Unit will entitle the holder to receive amounts equal to any distributions that (a) are made by the Partnership in respect of the Common Unit underlying the Phantom Unit to which such DER relates and (b) has a distribution date occurring between the grant date of the Phantom Unit and the payment or forfeiture of the Phantom Unit to which such DER corresponds, in each case, as set forth in this Amendment;

NOW, THEREFORE, effective as of May 1, 2014, each Award Notice is hereby amended as follows:

1.              Paragraph 1 of the Award Notice is amended and restated in its entirety to read as follows:

“1. Award.  You have been granted Phantom Units, each with a tandem grant of a DER (together, your “Award”) as provided above.  Each Phantom Unit shall be issued in tandem with a corresponding DER, which shall entitle you to payments in an amount equal to Partnership distributions in accordance with Section 6 below.”

2.              The following sentences are hereby deleted from Paragraph 3 of the Award Notice:

“In addition, the cash amounts credited to your DER account with respect to your vested Phantom Units will vest on the applicable Vest Date.  If your Phantom Units are forfeited, the amount credited to your DER account will also be forfeited as of the same date.”

3.              Paragraph 4 of the Award Notice is amended and restated in its entirety to read as follows:

“4. Termination of Employment.  If your employment with the Company terminates for any reason other than due to your a) death or b) a disability that would meet the criteria for being considered “disabled” under the Company’s or an Affiliate’s long-term disability plan as if you were eligible to participate in the plan (“Disability”), then all of your unvested Phantom Units will be forfeited without payment as of the date of such termination. If your employment with the Company terminates as a result of your death or Disability, then your unvested Phantom Units will vest on the date of such termination.  For purposes of this Notice, (a) your “employment with the Company” includes your employment as an Employee with the Company or an Affiliate and (b) your “employment with the Company” will be terminated only if it is a “separation from service” within the meaning of Section 409A of the Internal Revenue Code and accompanying regulations issued under Section 409A.

4.              Paragraph 5 of the Award Notice is amended and restated in its entirety to read as follows:

“5.  Change of Control Prior to Vesting or Termination of Employment.  Your unvested Phantom Units will vest on the date of a Change of Control, provided you are employed with the Company or an Affiliate of as such date.”

5.              Paragraph 6 of the Award Notice is amended and restated in its entirety to read as follows:

6. Payment.

“DERs.  Each Phantom Unit granted hereunder is hereby granted in tandem with a corresponding DER, which DER shall remain outstanding from the Grant Date until the earlier of the payment or forfeiture of the Phantom Unit to which it corresponds (the “DER Period”).  Each DER shall entitle you to receive payments, subject to and in accordance with this Notice, in an amount equal to each distribution (including any extraordinary or other non-recurring distribution), in each case, that (a) is made by the Partnership in respect of the Common Unit (“Unit”) underlying the Phantom Unit to which such DER relates, and (b) has an applicable Distribution Date (as defined below) occurring during the DER Period.  Such amounts (if any) shall be payable as and when such distributions are paid generally to the Partnership’s Unit holders (and without regard to the vested or unvested status of the Phantom Unit underlying such DER on the applicable Distribution Date). Notwithstanding the foregoing, upon the payment or forfeiture of a Phantom Unit, the DER granted in tandem with such paid or forfeited Phantom Unit and the DER Period shall terminate with respect to such Phantom Unit. For the avoidance of doubt, a DER will only entitle you to payments relating to distributions with an applicable Distribution Date occurring between the Grant Date and the date on which you receive payment in respect of the Phantom Unit to which it corresponds in accordance with the paragraph titled “Units” below (or, if earlier, the date on which you forfeit the Phantom Unit to which it corresponds).  The DERs and any amounts that may become distributable in respect thereof shall be treated separately from the Phantom Units and the rights arising in connection therewith for purposes of Section 409A of the Code (including for purposes of the designation of the time and form of payments required by Section 409A of the Code).  For purposes of this Notice, “Distribution Date” shall mean, with respect to any distribution made in respect of the Units of the Partnership, the date preceding the ex-dividend date applicable to such distribution.

“Units.  As soon as administratively practicable, but in no event later than the 60th day after the date your Phantom Units vest in accordance with Paragraphs 3, 4 or 5 above (the “Payment Date”), the Company will pay you one Unit of the Partnership with respect to each vested Phantom Unit; provided, however, that the Committee, in its discretion, may elect to pay to you on the Payment Date all of the Units related to your vested Phantom Units either (a) in the form of a lump sum cash payment or (b) in a combination of Units and a lump sum cash payment in lieu of Units.  Any lump sum cash payment will be equal to the Fair Market Value as of the Vest Date of the Units.  Awards made under this Notice are not intended to be subject to Section 409A of the Code under the short-term deferral exclusion and this Notice will be interpreted and operated consistent with such intent.”

6.              Paragraph 7 of the Award Notice is amended and restated in its entirety to read as follows:

“7.  Non-Transferability.  Prior to vesting, you cannot sell, transfer, pledge, exchange or otherwise dispose of the Phantom Units.”

This Amendment shall be and is hereby incorporated into and forms a part of each Award Notice.  Each Award Notice shall remain in full force and effect and, as amended by this Amendment, is hereby ratified and affirmed in all respects.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment shall be effective as of May 1, 2014.

EXTERRAN PARTNERS, L.P.
By its general partner EXTERRAN GENERAL PARTNER, L.P.
By its general partner EXTERRAN GP LLC

By:
George Stephen Finley
Chairman, Compensation Committee